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                                                                    Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-94081 and 333-46226) and the Registration Statement on Form S-3 (No. 333-57614) of our report dated February 8, 2002, with respect to the financial statements of eBenX, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

Our audits also included the financial statement schedule of eBenX, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                         /s/ Ernst & Young LLP


Minneapolis, Minnesota
March 27, 2002